EXHIBIT 10.1

AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT

This AMENDMENT NO. 1 TO AMENDED AND RESTATED EMPLOYMENT AGREEMENT  (“Amendment”) is entered into as of March 10, 2020 among Cadiz Inc., a Delaware corporation (the “Company”) and Timothy J. Shaheen (“Shaheen”).  The parties to this Amendment are hereinafter sometimes referred to collectively as the "Parties".

RECITALS:

WHEREAS, the Parties have entered into an Amended and Restated Employment Agreement as of June 13, 2014 (the "Agreement"); and

WHEREAS, the Agreement is terminable by either of the Parties without Cause; and

WHEREAS, the Company wishes to provide additional compensation to Shaheen for his ongoing service as the Chief Financial Officer of the Company both prior to and beyond the effective date of this Agreement;

NOW THEREFORE, in consideration of the above recitals, the promises and the mutual representations, warranties, covenants and agreements herein contained, the Parties hereby agree as follows.  Defined terms used herein shall, if not otherwise defined in this Amendment, have the same meaning as set forth in the Agreement.

1. Payments following Termination.  Section 6(b)(vi) is hereby added  to the Agreement to read in its entirety as follows:

"vi. In the event that Shaheen ceases to serve as the Chief Financial Officer of the Company at any time following the effective date of this Amendment for any reason other than as a result of termination by the Company for Cause pursuant to Section (a)(iii) above, the Company shall pay to Shaheen a bonus of $300,000 (the “Service Continuation Bonus”).  The Service Continuation Bonus shall be payable to Shaheen in cash not later than ten business days following the date that Shaheen ceases to serve as the Chief Financial Officer of the Company, subject to such withholdings and deductions as may be required in accordance with the normal payroll practices of the Company."

2. Existing Agreement.  Except as otherwise amended or modified herein or hereby, the provisions of the Agreement (including, without limitation, the heretofore existing provisions regarding payments following termination set forth in Section 6(b) of the Agreement) shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.
CADIZ INC.
By:  /s/ Murray Hutchison
Murray Hutchison, Chairman Compensation Committee
SHAHEEN
By:  /s/ Timothy J. Shaheen
     Timothy J. Shaheen